Exhibit 4.1
================================================================================
                       COCA-COLA BOTTLING CO. CONSOLIDATED

                                     Issuer




                                   $17,000,000

                        5.75% Installment Notes Due 2006

                                    INDENTURE

                         Dated as of _________ __, 1999


                            FIRST UNION NATIONAL BANK


                                     Trustee

================================================================================

               CROSS-REFERENCE TABLE
               ---------------------
TIA Section                                               Indenture Section
------------                                              ------------------
    310(a)(1)                                                    6.10
    (a)(2)                                                       6.10
    (a)(3)                                                       N.A.
    (a)(4)                                                       N.A.
    (a)(5)                                                       6.10
    (b)                                                          6.08; 6.10
    (c)                                                          N.A.
    311(a)                                                       6.11
    (b)                                                          6.11
    (c)                                                          N.A.
    312(a)                                                       2.03
    (b)                                                          8.03
    (c)                                                          8.03
    313(a)                                                       6.06
    (b)(1)                                                       N.A.
    (b)(2)                                                       6.06
    (c)                                                          8.02
    (d)                                                          6.06
    314(a)                                                       4.04; 8.02
    (b)                                                          N.A.
    (c)(1)                                                       8.04
    (c)(2)                                                       8.04
    (c)(3)                                                       N.A.
    (d)                                                          N.A.
    (e)                                                          8.05
    (f)                                                          N.A.
    315(a)                                                       6.01
    (b)                                                          6.05; 8.02
    (c)                                                          6.01
    (d)                                                          6.01
    (e)                                                          5.11
    316(a)(last sentence)                                        8.06
    (a)(1)(A)                                                    5.05
    (a)(1)(B)                                                    5.04
    (a)(2)                                                       N.A.
    (b)                                                          5.07
    316(c)                                                       7.04
    317(a)(1)                                                    5.08
    (a)(2)                                                       5.09
    (b)                                                          2.04
    318(a)                                                       8.01

    N.A. means Not Applicable.

    Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.


                                TABLE OF CONTENTS


ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE........................................1

        SECTION 1.01.     Definitions........................................................1

        SECTION 1.02.     Incorporation by Reference of Trust Indenture Act..................4

        SECTION 1.03.     Rules of Construction..............................................4


ARTICLE 2  THE INSTALLMENT NOTES.............................................................5

        SECTION 2.01.     Formand Dating.....................................................5

        SECTION 2.02.     Execution and Authentication.......................................6

        SECTION 2.03.     Registrar and Paying Agent.........................................7

        SECTION 2.04.     Paying Agent To Hold Money in Trust................................8

        SECTION 2.05.     Transfer and Exchange..............................................8

        SECTION 2.06.     Replacement Installment Notes......................................8

        SECTION 2.07.     Outstanding Installment Notes......................................9

        SECTION 2.08.     Cancellation; Set-Off Rights.......................................9

        SECTION 2.10.     Payment of Principal..............................................10

        SECTION 2.11.     Transfers, etc....................................................10


ARTICLE 3  REDEMPTION.......................................................................10

        SECTION 3.01.     Notices to Trustee................................................10

        SECTION 3.02.     Notices to Holders................................................11

        SECTION 3.03.     Deposit of Redemption Price.......................................12

        SECTION 3.04.     Partial Redemption of an Installment Note.........................12


ARTICLE 4  COVENANTS........................................................................12

        SECTION 4.01.     Payment of Installment Notes......................................12

        SECTION 4.02.     Maintenance of Office or Agency...................................12

        SECTION 4.03.     Money for the Installment Notes to be Held in Trust...............13

        SECTION 4.04.     TIA Reports.......................................................13

        SECTION 4.05.     Further Instruments and Acts......................................13


ARTICLE 5  DEFAULTS AND REMEDIES............................................................13

        SECTION 5.01.     Events of Default.................................................13



                                      i


        SECTION 5.02.     Acceleration......................................................14

        SECTION 5.03.     Other Remedies....................................................14

        SECTION 5.04.     Waiver of Past Defaults...........................................15

        SECTION 5.05.     Control by Majority...............................................15

        SECTION 5.06.     Limitation on Suits...............................................15

        SECTION 5.07.     Rights of Holders To Receive Payment..............................16

        SECTION 5.08.     Collection Suit by Trustee........................................16

        SECTION 5.09.     Trustee May File Proofs of Claim..................................16

        SECTION 5.10.     Priorities........................................................16

        SECTION 5.11.     Undertaking for Costs.............................................17


ARTICLE 6  TRUSTEE..........................................................................17

        SECTION 6.01.     Duties of Trustee.................................................17

        SECTION 6.02.     Rights of Trustee.................................................18

        SECTION 6.03.     Individual Rights of Trustee......................................19

        SECTION 6.04.     Trustee's Disclaimer..............................................19

        SECTION 6.05.     Notice of Defaults................................................19

        SECTION 6.06.     Reports by Trustee to Holders.....................................19

        SECTION 6.07.     Compensation and Indemnity........................................20

        SECTION 6.08.     Replacement of Trustee............................................20

        SECTION 6.09.     Successor Trustee by Merger.......................................21

        SECTION 6.10.     Eligibility; Disqualification.....................................22

        SECTION 6.11.     Preferential Collection of Claims Against Issuer..................22

        SECTION 6.12.     Trustee's Application for Instructions from the Issuer............22


ARTICLE 7  AMENDMENTS.......................................................................22

        SECTION 7.01.     Without Consent of Holders........................................22

        SECTION 7.02.     With Consent of Holders...........................................23

        SECTION 7.03.     Compliance with Trust Indenture Act...............................23

        SECTION 7.04.     Revocation and Effect of Consents and Waivers.....................23

        SECTION 7.05.     Notation on or Exchange of Installment Notes......................24

        SECTION 7.06.     Trustee To Sign Amendments........................................24

        SECTION 7.07.     Payment for Consent...............................................24


                                     ii

ARTICLE 8  MISCELLANEOUS....................................................................24

        SECTION 8.01.     Trust Indenture Act Controls......................................24

        SECTION 8.02.     Notices...........................................................25

        SECTION 8.03.     Communication by Holders with Other Holders.......................25

        SECTION 8.04.     Certificate and Opinion as to Conditions Precedent................26

        SECTION 8.05.     Statements Required in Certificate or Opinion.....................26

        SECTION 8.06.     When Installment Notes Disregarded................................26

        SECTION 8.07.     Rules by Trustee, Paying Agent and Registrar......................26

        SECTION 8.08.     Legal Holidays....................................................27

        SECTION 8.09.     Governing Law.....................................................27

        SECTION 8.10.     No Recourse Against Others........................................27

        SECTION 8.11.     Successors, Assigns and Transferees...............................27

        SECTION 8.12.     Multiple Originals................................................27

        SECTION 8.13.     Table of Contents, Headings.......................................27

        SECTION 8.14.     Severability......................................................28

        SECTION 8.15.     Further Instruments and Acts......................................28

    EXHIBITS

    Exhibit A  -      Form of Installment Note (Included as Annex B to the
                      Proxy Statement/Prospectus forming a part of this Registration Statement)

                                    INDENTURE

        INDENTURE dated as of _________ __, 1999, between Coca-Cola Bottling Co. Consolidated, a Delaware corporation (the "Issuer"), and First Union National Bank, a national banking association (the "Trustee").

                                    RECITALS

        The Issuer has duly authorized the creation and issue of its 5.75% Installment Notes due 2006 (the "Installment Notes") of substantially the tenor and amount hereinafter set forth and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture.

        All things necessary to make the Installment Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid instrument of the Issuer, in accordance with their respective terms, have been done.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH, that for and in consideration of the premises and the purchase of the Installment Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Installment Notes, as follows;

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

        SECTION 1.01.     Definitions.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, including any director or executive officer of such specified Person.

        "Agreement and Plan of Merger" means the Agreement and Plan of Merger, dated as of March 26, 1999, by and among the Issuer, Sumter Merger Corporation, Inc. and Carolina Coca-Cola Bottling Company, Inc.

        "Board of Directors" means, as the context requires, the Board of Directors or comparable governing body of the Issuer, or any committee thereof duly authorized to act on behalf of such Board.

        "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Issuer, and to be in full force and effect, and delivered to the Trustee.

        "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of Charlotte, North Carolina or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

        "Corporate National Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this Indenture, located at 230 South Tryon Street, 9th Floor, Charlotte, North Carolina 28288, Attention: Corporate Trust Group (Coca-Cola Bottling Co. Consolidated 5.75% Installment Notes Due 2006).

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Default Rate" means eight percent (8%) per annum.

        "Defaulted Interest" means any interest on any Installment Note which is payable, but is not paid or duly provided for, on any Interest Payment Date.

        "Event of Default" has the meaning assigned to it in Section 5.01.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

        "Holder" or "Noteholder" means the Person in whose name an Installment
Note is registered on the Registrar's books.

        "Indenture" means this Indenture as amended or supplemented from time to time.

        "Installment Notes" has the meaning assigned to it in the recitals hereto.

        "Interest Payment Date" means each quarterly Interest Payment Date on March 31, June 30, September 30, and December 31 of each year, commencing June 30, 1999, in respect of the Installment Notes.

        "Interest Record Date" means, for the interest payable on any Interest Payment Date, the date specified in Section 2.09 hereof.

        "Issue Date" means the date on which the Installment Notes are originally issued.

        "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

        "Issuer Order" means a written order signed in the name of the Issuer by
(i) the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or any Vice President of the Issuer and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer, and delivered to the Trustee.

        "Legal Holiday" has the meaning assigned to it in Section 8.08.

        "Legend" has the meaning assigned to it in Section 2.01.

        "Note Register" has the meaning assigned to it in Section 2.03.

        "Notice of Default" has the meaning assigned to it in Section 5.01.

        "Officer" means the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, any Vice President, Treasurer, or Secretary of the Issuer.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee.

        "Paying Agent" has the meaning assigned to it in Section 2.03.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Principal Payment Date" means each Principal Payment Date on December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and _________
__, 2006, in respect of the Installment Notes.

        "Principal Record Date" means, for the principal payable on any Principal Payment Date, the date specified in Section 2.10 hereof.

        "Redemption Date" means, when used with respect to any Installment Note or part thereof to be redeemed hereunder, the date fixed for redemption of such Installment Note pursuant to the terms of the Installment Notes and this Indenture.

        "Redemption Price" means, when used with respect to any Installment Note or part thereof to be redeemed hereunder, the price fixed for redemption of such Installment Note pursuant to the terms of the Installment Notes and this Indenture, plus accrued and unpaid interest thereon, if any, to the Redemption Date.

        "Registrar" has the meaning assigned to it in Section 2.03.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shareholders' Representatives" means those persons appointed as such pursuant to Section 7.13 of the Agreement and Plan of Merger.

        "Subsidiary" means, in respect of any Person, any corporation, limited liability company, association, partnership or other business entity of which more than fifty percent (50%) of the total voting stock or other interests (including partnership and membership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by
(i) such Person, (ii) such Person and one or more Subsidiaries of such Person or
(iii) one or more Subsidiaries of such Person.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of this Indenture.

        "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

        "Trust Officer" means any officer in the Corporate National Trust Office of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Uniform Commercial Code" means the North Carolina Uniform Commercial Code in effect from time to time.

        SECTION 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

        "Commission" means the SEC.

        "indenture securities" means the Notes; "indenture security holder" means a Noteholder; "indenture to be qualified" means this Indenture; "indenture trustee" or "institutional trustee" means the Trustee;

        "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

        SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

        (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

        (b)    "or" is not exclusive;

        (c)    "including" means including without limitation; and

        (d) words in the singular include the plural and words in the plural include the singular.

                                    ARTICLE 2

                              THE INSTALLMENT NOTES

        SECTION 2.01.     Form and Dating.

        (a) The Installment Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.

        (b) The Installment Notes may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, (ii) as may be required to comply with this Indenture or any law and (iii) as may be necessary to conform to customary usage. Each Installment Note shall be dated the date of its authentication by the Trustee. The Installment Notes shall be issued only in fully registered form, without coupons.

        (c) The following legends (the "Legend") shall appear on each Installment Note:

        THIS INSTALLMENT NOTE IS SUBJECT TO THE TERMS OF AN INDENTURE DATED _________ __, 1999, (AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE "INDENTURE") BETWEEN COCA-COLA BOTTLING CO. CONSOLIDATED AND FIRST UNION NATIONAL BANK, AS TRUSTEE (THE "TRUSTEE"). THE TERMS OF THIS INSTALLMENT
        NOTE INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT OF 1939, AS AMENDED (THE "TRUST INDENTURE ACT").

        THIS INSTRUMENT IS REGISTERED AS TO BOTH PRINCIPAL AND INTEREST WITH THE ISSUER AND TRANSFER HEREOF MAY BE EFFECTED ONLY BY THE SURRENDER OF THE OLD INSTRUMENT AND THE ISSUANCE OF A NEW INSTRUMENT BY THE ISSUER TO THE NEW HOLDER. THE HOLDER HEREOF IS HEREBY NOTIFIED THAT

        THIS INSTRUMENT IS NOT LISTED NOR IS IT READILY TRADABLE ON ANY ESTABLISHED SECURITIES MARKET.

        Additionally, the Installment Notes issued to certain Holders shall bear the legends required by those Affiliate Agreements entered into pursuant Section 8.3(f) of the Agreement and Plan of Merger, copies of which have been delivered to the Trustee prior to the date hereof.

        SECTION 2.02. Execution and Authentication. The Installment Notes will be issued in one series. The aggregate principal amount of Installment Notes outstanding at any time shall not exceed $17,000,000 except as provided in
Section 2.06 hereof. The Installment Notes shall be executed on behalf of the Issuer by its Chief Executive Officer, President, Chief Operating Officer, Treasurer or any Vice President, and shall be attested by the Issuer's Secretary or one of its Assistant Secretaries, in each case by manual or facsimile signature.

        The Installment Notes shall be authenticated by manual signature of an authorized signatory of the Trustee and shall not be valid for any purpose unless so authenticated.

        In case any officer of the Issuer whose signature shall have been placed upon any of the Installment Notes shall cease to be such officer of the Issuer before authentication of such Installment Notes by the Trustee and the issuance and delivery thereof, such Installment Notes may, nevertheless, be authenticated by the Trustee and issued and delivered with the same force and effect as though such Person had not ceased to be such an officer of the Issuer.

        The Trustee shall, upon receipt of an Issuer Order requesting such action, authenticate Installment Notes for original issue up to the aggregate principal amount not to exceed $17,000,000 outstanding at any given time. Such Issuer Order shall specify the amount of Installment Notes to be authenticated and the date on which the Installment Notes are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery.

        An Installment Note shall not be valid or entitled to any benefits under this Indenture or obligatory for any purpose unless executed by the Issuer and authenticated by the manual signature of one of the authorized signatories of the Trustee as provided herein. Such signature upon any Installment Note shall be conclusive evidence, and the only evidence, that such Installment Note has been duly authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Installment Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Installment Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Any authenticating agent of the Trustee shall have the same rights hereunder as any Registrar or Paying Agent.

        Notwithstanding the foregoing, if any Installment Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such

Installment Note to the Trustee for cancellation as provided in Section 2.10 together with a written statement (which need not be accompanied by an Opinion of Counsel) stating that such Installment Note has never been issued and sold by the Issuer, for all purposes of this Indenture such Installment Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

        SECTION 2.03. Registrar and Paying Agent. The Issuer shall maintain, pursuant to Section 4.02 hereof, an office or agency where the Installment Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Installment Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Issuer in respect of the Installment Notes and this Indenture may be served.

        The Issuer shall cause to be kept at such office a register (the "Note Register") in which the Issuer shall provide for the registration of Installment Notes and of transfers of Installment Notes entitled to be registered or transferred as provided herein. The Trustee, at its Corporate National Trust Office, is initially appointed Registrar for the purpose of registering Installment Notes and transfers of Installment Notes as herein provided. The Issuer may, upon written notice to the Trustee, change the designation of the Trustee as Registrar and appoint another Person to act as Registrar for purposes of this Indenture. If any Person other than the Trustee acts as Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Note Register and to make such inquiries of the Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder. Furthermore, the Issuer shall require such Registrar to provide to the Trustee at intervals of not more than six months, the names and addresses of the Noteholders.

        The Issuer shall enter into an appropriate agency agreement with any Person designated by the Issuer as Registrar or Paying Agent that is not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. Prior to the designation of any such Person, the Issuer shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation. The Trustee, at its Corporate National Trust Office, is initially appointed Paying Agent under this Indenture. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

        Subject to Section 2.05 hereof, upon surrender for registration of transfer of any Installment Note at an office or agency of the Issuer designated for such purpose, the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Installment Notes of any authorized denomination or denominations, of like tenor and aggregate principal amount, all as requested by the transferor.

        Every Installment Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer, the Trustee or the Registrar) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Issuer, the

Trustee and the Registrar, by the Holder thereof or such Holder's attorney duly authorized in writing.

        SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of payment of principal or interest with respect to any Installment Note, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when so becoming due.

        The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal or interest with respect to the Installment Notes, shall notify the Trustee of any default by the Issuer in making any such payment and at any time during the continuance of any such default, upon the written request of the Trustee, shall forthwith pay to the Trustee all sums held in trust by such Paying Agent.

        The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

        SECTION 2.05.     Transfer and Exchange.

        (a) A Holder may transfer an Installment Note only upon the surrender of such Installment Note for registration of transfer. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Note Register by the Registrar. When Installment Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Installment Notes, the Registrar shall register the transfer or make such exchange as requested if any applicable requirements hereunder or under the Installment Note are satisfied. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate and deliver Installment Notes at the Registrar's request.

        (b) No service charge shall be made for any registration of transfer or exchange of Installment Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Installment Notes.

        (c) All Installment Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Installment Notes surrendered for such registration of transfer or exchange.

        SECTION 2.06. Replacement Installment Notes. If a mutilated Installment
Note is surrendered to the Registrar or if the Holder of an Installment Note claims that the Installment Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Installment Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the

Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Installment Note is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Installment Note.

        Every replacement Installment Note is an additional obligation of the Issuer.

        SECTION 2.07. Outstanding Installment Notes. Installment Notes outstanding at any time are all Installment Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those redeemed pursuant to Article 3 and those described in this Section as not outstanding. An Installment Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Installment Note.

        If an Installment Note is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Installment Note is held by a bona fide purchaser.

        If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Installment Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Installment Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

        SECTION 2.08. Cancellation; Set-Off Rights. (a) The Issuer at any time may deliver Installment Notes to the Trustee for cancellation (including in connection with the exercise of its set-off rights pursuant to Article VI of the Agreement and Plan of Merger). The Registrar and the Paying Agent shall forward to the Trustee any Installment Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Installment Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Issuer unless the Issuer directs the Trustee to deliver canceled Installment Notes to the Issuer; PROVIDED, that the Trustee shall not be required to destroy any Installment Notes. The Issuer may not issue new Installment Notes to replace Installment Notes it has redeemed, paid or delivered to the Trustee for cancellation.

        (b) Pursuant to Article VI of the Agreement and Plan of Merger, the Issuer may be entitled to set-off certain of its damages suffered in connection with the Agreement and Plan of Merger (including damages arising from the breach of representations and warranties contained in any shareholder's transmittal letter delivered in connection with the Agreement and Plan of Merger) against amounts owed pursuant to the Installment Notes. If the Issuer exercises any such set-off rights with respect to the Installment Notes, such exercise shall be effected by the Issuer delivering the applicable Installment Notes to the Trustee for cancellation along with an Issuer Order containing information as to:

               (i) the amount of the claim as to which the Issuer is exercising its set-off rights;

               (ii) the reduction in principal amount of the Installment Notes as to which such set-off rights have been exercised (it being understood that all set-off amounts will be applied against principal only and not accrued interest);

               (iii) the effective date of any such reduction in principal amount;

               (iv) instructions as to the issuance of replacement Installment Notes.

               SECTION 2.09. Payment of Interest. Interest on any Installment Note which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Installment Note is registered at the close of business on the Interest Record Date for such interest payment, which shall be the March 15, June 15, September 15, or December 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

        Each Installment Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Installment Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Installment Note.

        SECTION 2.10. Payment of Principal. Principal on any Installment Note which is payable, and is paid or duly provided for, on any Principal Payment Date shall be paid to the Person in whose name such Installment Note is registered at the close of business on the Principal Record Date, which shall be the December 15 (whether or not a Business Day) immediately preceding such Principal Payment Date.

        SECTION 2.11. Transfers, etc. Each Holder of an Installment Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment by such Holder of such Holder's Installment Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

                                    ARTICLE 3

                                   REDEMPTION

        SECTION 3.01. Notices to Trustee. If the Issuer desires to make an offer to redeem, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Installment Notes the Issuer desires to redeem and the Redemption Price.

        The Issuer shall give each notice to the Trustee provided for in this
Section 3.01 not less than thirty (30) days nor more than sixty (60) days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein.

        SECTION 3.02. Notices to Holders. Within ten (10) days after the date the Trustee receives the notice specified in Section 3.01, the Trustee shall send to each Holder by first-class mail, postage prepaid, a notice prepared by the Issuer stating:

        (a) that a redemption offer is being made pursuant to the terms of this Indenture, that the Holder has the right (but not the obligation to accept such offer) and that all Installment Notes that are timely tendered will be accepted for payment, subject to proration by the Trustee if the principal amount of Installment Notes that the Issuer offers to redeem is less than the aggregate principal amount of all Installment Notes timely tendered pursuant to the redemption offer;

        (b) the Redemption Price, the principal amount of Installment Notes that the Issuer offers to redeem and the Redemption Date;

        (c) that any Installment Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

        (d) that, unless the Issuer defaults in the payment of the Redemption Price with respect thereto, all Installment Notes or portions thereof accepted for payment pursuant to the redemption offer shall cease to accrue interest from and after the Redemption Date;

        (e) that any Holder electing to have any Notes or portions thereof purchased pursuant to the redemption offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Redemption Date;

        (f) that any Holder electing to have Installment Notes purchased pursuant to the redemption offer must specify the principal amount that is being tendered for purchase;

        (g) that any Holder of Installment Notes whose Installment Notes are being purchased only in part will be issued new Installment Notes equal in principal amount to the unpurchased portion of the Installment Note or Notes surrendered; and

        (h) any other information necessary to enable any Holder to tender Installment Notes and to have such Installment Notes purchased pursuant to this
Section 3.02.

        SECTION 3.03. Deposit of Redemption Price. On the Redemption Date, the Issuer shall (i) accept for payment any Installment Notes or portions thereof properly tendered and selected for purchase pursuant to the redemption offer and
Section 3.02 hereof; (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., Charlotte time, on such date, in immediately available funds, an amount equal to the Redemption Price in respect of all Installment Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee the Installment Notes so accepted together with an Officers' Certificate listing the Installment Notes or portions thereof tendered to the Issuer and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder or portions thereof so accepted for payment the Redemption Price for such Installment Notes or portions thereof. For purposes of this Section 3.03, the Trustee shall act as the Paying Agent.

        SECTION 3.04. Partial Redemption of an Installment Note. Upon surrender and cancellation of an Installment Note that is purchased in part, the Issuer shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Installment Note, a new Installment Note equal in principal amount to the unpurchased portion of such surrendered Installment Note.

                                    ARTICLE 4

                                    COVENANTS

        SECTION 4.01. Payment of Installment Notes. The Issuer shall promptly pay the principal of and interest on the Installment Notes on the dates and in the manner provided in the Installment Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

        The Issuer shall pay interest on overdue principal and Defaulted Interest (without regard to any applicable grace period) at the Default Rate. The Issuer's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity or otherwise.

        All payments with respect to an Installment Note (including principal and interest) will be required to be made by sending via first-class mail, postage prepaid, a check to each such Holders' registered address.

        SECTION 4.02. Maintenance of Office or Agency. The Issuer shall maintain an office or agency where Installment Notes may be presented or surrendered for payment, where Installment Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Installment Notes and this Indenture may be served, which office shall be initially the Corporate National Trust Office. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate National Trust Office of the Trustee, and the Issuer hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

        The Issuer may also from time to time designate one or more other offices or agencies where the Installment Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

        The Issuer hereby designates the Corporate National Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section
2.03 hereof.

        SECTION 4.03. Money for the Installment Notes to be Held in Trust. If the Issuer, any Subsidiary of the Issuer or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Installment Notes, such Paying Agent shall, on or before each due date of the principal or interest on any of the Installment Notes, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal or interest so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

        Whenever the Issuer shall have one or more Paying Agents with respect to the Installment Notes, it shall, prior to 10:00 a.m. Charlotte time on each due date of the principal or interest on any of the Installment Notes, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Issuer's action or failure so to act.

        SECTION 4.04. TIA Reports. The Issuer shall comply with the provisions of TIA Section 314(a).

        SECTION 4.05. Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE 5

                              DEFAULTS AND REMEDIES

        SECTION 5.01. Events of Default. The term "Event of Default," wherever used herein with respect to the Installment Notes, means any one of the following events:

        (a) the Issuer's failure to pay or perform any obligation, liability or indebtedness of the Issuer to the Noteholders under the Installment Notes as and when due (whether upon demand, at maturity or by acceleration, and subject to the terms of the Installment Notes, the Indenture and the Agreement and Plan of Merger);

        (b) the commencement of a proceeding by or against the Issuer for dissolution (other than administrative dissolution where prompt re-instatement efforts are initiated and followed through to completion);

        (c) the insolvency of or the business failure of the Issuer;

        (d) the appointment of a custodian, trustee, liquidator or receiver for a material portion of the property of the Issuer;

        (e) an assignment for the benefit of creditors of a material portion of the property of the Issuer; or

        (f) the filing of a petition under any bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition, or extension by or against the Issuer.

        A Default under the preceding clauses is not an Event of Default until the Trustee or the Holders of at least twenty percent (20%) in principal amount of the Installment Notes notify the Issuer of the Default and the Issuer does not cure such Default within three (3) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

        SECTION 5.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee by written notice to the Issuer, or the Holders of at least twenty (20%) in principal amount of the Installment Notes by written notice to the Issuer and the Trustee, may declare the principal of and accrued but unpaid interest on all the Installment Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the Installment Notes by notice to the Trustee and the Issuer may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        SECTION 5.03. Other Remedies. The Issuer covenants that if an Event of Default specified in Section 5.01(a) occurs, is continuing and has not been cured within three (3) days after the notice described in Section 5.01 is delivered, the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Installment Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal and upon Defaulted Interest at the Default Rate and, in addition thereto, if such Event of Default is not cured within fifteen (15) days of written notice to Issuer of such Event of Default, such further reasonable amount as shall be sufficient to cover the reasonable costs of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, reasonable attorney's fees and all other amounts due to the Trustee pursuant to Section
6.07 hereof.

        If an Event of Default specified in Section 5.01(f) occurs, then all outstanding principal and accrued interest on the Installment Notes shall immediately become due and payable, without any notice to the Issuer or any action by the Trustee or any Holder.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Installment Notes or to enforce the performance of any provision of the Installment Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Installment Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

        SECTION 5.04. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Installment Notes by notice to the Trustee may, on behalf of the Holders of all the Installment Notes, waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default (i) in the payment of the principal or interest on an Installment Note (except a payment default resulting from an acceleration that has been rescinded) or (ii) in respect of a provision that under Section 7.02 cannot be amended without the consent of each Noteholder affected.

        SECTION 5.05. Control by Majority. The Holders of not less than a majority in principal amount of the Installment Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 6.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; PROVIDED, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        SECTION 5.06. Limitation on Suits. Except as provided in Section 5.07, a Noteholder may not pursue any remedy with respect to this Indenture or the Installment Notes unless:

        (a) the Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

        (b) the Holders of at least twenty percent (20%) in principal amount of the Installment Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default in its own name as Trustee hereunder;

        (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense to be incurred in compliance with such request;

        (d) the Trustee has not complied with the request within sixty (60) days after receipt of the request and the offer of security or indemnity; and

        (e) the Holders of a majority in principal amount of the Installment Notes have not given the Trustee a direction inconsistent with the request during such sixty (60) day period.

        A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

        SECTION 5.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Installment Notes held by such Holder, on or after the respective due dates expressed in the Installment Notes, or the Redemption Dates or purchase dates provided for therein or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        SECTION 5.08. Collection Suit by Trustee. If an Event of Default specified in Section 5.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing on the Installment Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal and upon Defaulted Interest and the amounts provided for in Section 6.07.

        SECTION 5.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.07.

        SECTION 5.10. Priorities. If the Trustee collects any money or property pursuant to this Article 5, it shall pay out the money or property in the following order:

               FIRST: to the Trustee for amounts due under Section 6.07;

               SECOND: to Noteholders for amounts due and unpaid on the Installment Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Installment Notes for principal and interest, respectively; and

               THIRD: to the Issuer.

        The Trustee may fix a Record Date and payment date for any payment to Noteholders pursuant to this Section 5.10. At least fifteen (15) days before such Record Date, the Issuer shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

        SECTION 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit initiated by the Trustee, a suit initiated by a Holder pursuant to Section 5.07 or a suit initiated by Holders of more than ten percent (10%) in principal amount of the Installment Notes.

                                    ARTICLE 6

                                     TRUSTEE

        SECTION 6.01.     Duties of Trustee.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

        (b) Except during the continuance of an Event of Default:

               (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

        (c) The Trustee may not be relieved from liability for its own negligence in taking any action or negligently failing to take action or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

        (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

        (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01 and to the provisions of the TIA.

        SECTION 6.02.     Rights of Trustee.

        (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers' Certificate or Opinion of Counsel.

        (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, that the Trustee's conduct does not constitute willful misconduct or negligence.

        (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Installment Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

        (f) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

        (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

        SECTION 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Installment Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

        SECTION 6.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Installment Notes, it shall not be accountable for the Issuer's use of the proceeds from the Installment Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Installment Notes or in the Installment Notes other than the Trustee's certificate of authentication.

        SECTION 6.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 15 days after it occurs. Except in the case of a Default in the payment of principal or interest on any Installment Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

        SECTION 6.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 2000, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

        A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC.

        SECTION 6.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services as the Issuer and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Issuer shall indemnify the Trustee against any reasonable loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense of the claim; PROVIDED that the Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel if the actual or potential defendants in, or the targets of, any such claim include both the Trustee and the Issuer and the Trustee shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Issuer. The Trustee will not, without the prior written consent of the Issuer, settle or compromise or consent to the entry of any judgment with respect to any claim in respect of which indemnification may be sought hereunder. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

        To secure the Issuer's payment obligations in this Section 6.07, the Trustee shall have a lien prior to the Installment Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal and interest on particular Installment Notes.

        The Issuer's payment obligations pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.01(c), (d),(e) or (f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the bankruptcy law.

        SECTION 6.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer. The Holders of not less than a majority in principal amount of the Installment Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

               (1)    the Trustee fails to comply with Section 6.10;

               (2)    the Trustee is adjudged bankrupt or insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4) the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Installment Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to

Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 6.07.

        If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of not less than ten percent (10%) in principal amount of the Installment Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 6.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding the replacement of the Trustee pursuant to this Section 6.08, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

        SECTION 6.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the trust created by this Indenture) to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

        In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Installment Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Installment Notes so authenticated; and in case at that time any of the Installment Notes shall not have been authenticated, any successor to the Trustee may authenticate such Installment Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee, and in all such cases such certificates shall have the full force which it is anywhere in the Installment Notes or in this Indenture provided that the certificate of authentication of the Trustee shall have.

        SECTION 6.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

        SECTION 6.11. Preferential Collection of Claims Against Issuer. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

        SECTION 6.12. Trustee's Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, be set forth in writing and shall state any action proposed to be taken or omitted by the

Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Issuer actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                    ARTICLE 7

                                   AMENDMENTS

        SECTION 7.01. Without Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Installment Notes without notice to or consent of any Noteholder:

        (a) to cure any ambiguity, omission, defect or inconsistency;

        (b) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

        (c) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

        (d) to make any change that does not adversely affect the rights of any Noteholder.

        After an amendment under this Section 7.01 becomes effective, the Issuer shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 7.01.

        SECTION 7.02. With Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Installment Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Installment Notes then outstanding and any past Default or compliance with any provisions may also be waived with the consent of the Holders of not less than a majority of the principal amount of Installment Notes then outstanding. However, without the consent of each Noteholder affected, an amendment may not:

        (a) reduce the amount of Installment Notes whose Holders must consent to an amendment;

        (b) reduce the rate of or extend the time for payment of interest on any Installment Note;

        (c) reduce the principal of, change the time for payment of principal of, or change the stated maturity of any Installment Note;

        (d) make any Installment Note payable in money other than that stated in the Installment Note; or

        (e) make any change in Section 5.04 or 5.07 or the second sentence of this Section 7.02.

        It shall not be necessary for the consent of the Holders under this
Section 7.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment under this Section 7.02 becomes effective, the Issuer shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

        SECTION 7.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Installment Notes shall comply with the TIA as then in effect.

        SECTION 7.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of an Installment Note shall bind the Holder and every subsequent Holder of that Installment Note or portion of the Installment Note that evidences the same debt as the consenting Holder's Installment Note, even if notation of the consent or waiver is not made on the Installment Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Installment Note or portion of the Installment Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. Except as set forth in Section 7.02, after an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

        The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a Record Date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such Record Date.

        SECTION 7.05. Notation on or Exchange of Installment Notes. If an amendment changes the terms of an Installment Note, the Trustee may require the Holder of the Installment Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Installment Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Installment Note shall issue and the Trustee shall authenticate and deliver a new Installment Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Installment Note shall not affect the validity of such amendment.

        SECTION 7.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 7 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment constitutes the legal, valid and binding obligation of the Issuer, subject to customary exceptions.

        SECTION 7.07. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Installment Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE 8

                                  MISCELLANEOUS

        SECTION 8.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

        SECTION 8.02. Notices. Any notice or communication by the Issuer or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address

        If to the Issuer:           Coca-Cola Bottling Co. Consolidated
                                    1900 Rexford Road
                                    Charlotte, NC  28211
                                    Telecopy:      (704) 551-4449
                                    Attention:     Mr. Robert D. Pettus, Jr.

        If to the Trustee:          First Union National Bank
                                    230 South Tryon Street
                                    NC 1179, 9th Floor
                                    Charlotte, NC  28288-1179
                                    Telecopy:      (704) 383-7316
                                    Attention:     Corporate Trust Group

        The Issuer or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar, with copies to (a) the Shareholders' Representatives at the addresses specified in the Agreement and Plan of Merger and (b) Sutherland Asbill & Brennan, LLP, 999 Peachtree Street, Atlanta, Georgia 30309, telecopy:
(404) 853-8806, attention: Thomas B. Hyman, Jr. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

        SECTION 8.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Installment Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

        SECTION 8.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

        (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

        (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        SECTION 8.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

        (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

        (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

        SECTION 8.06. When Installment Notes Disregarded. In determining whether the Holders of the required principal amount of Installment Notes have concurred in any direction, waiver or consent, Installment Notes owned by the Issuer or by any Affiliate of the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Installment Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Installment Notes outstanding at the time shall be considered in any such determination.

        SECTION 8.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

        SECTION 8.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of North Carolina. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

        SECTION 8.09. Governing Law. (a) THIS INDENTURE AND THE INSTALLMENT NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

        (b) The Issuer and the Trustee hereby (i) agree that any suit, action or proceeding against it arising out of or relating to this Indenture or the Installment Notes, as the case may be, may be instituted in the United States District Court sitting in Columbia, South Carolina, (ii) waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding, (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon each and may be enforced in the courts of the jurisdiction of which each is subject, respectively, by a suit upon judgment, and (v) agrees that service of process by mail to the addressed specified in Section 8.02 hereof shall constitute personal service of such process on it in any such suit, action or proceeding.

        SECTION 8.10. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer shall have any liability for any obligations of the Issuer under the Installment Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Issuer. By accepting an Installment Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Installment Note to such Holder.

        SECTION 8.11. Successors, Assigns and Transferees. All agreements of the Issuer in this Indenture and the Installment Notes shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind their respective successors, assigns and transferees.

        SECTION 8.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

        SECTION 8.13. Table of Contents, Headings. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        SECTION 8.14. Severability. In case any provision in this Indenture or in the Installment Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 8.15. Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                            [SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
                                       COCA-COLA BOTTLING CO.
                                       CONSOLIDATED, as Issuer


                                       By:________________________________
                                       Name:______________________________
                                       Title:_____________________________


                                       FIRST UNION NATIONAL BANK, not in its
                                       individual capacity but solely as Trustee


                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________